Exhibit 99.1
Oasis Petroleum Inc. Announces Second Quarter 2020 Results and Updates 2020 Outlook
Houston, Texas — August 5, 2020 — Oasis Petroleum Inc. (NASDAQ: OAS) (“Oasis” or the “Company”) today announced financial and operating results for the second quarter of 2020 and updated its 2020 outlook.
2Q20 Highlights:
•Delivered net cash used in operating activities of $47.9 million and Adjusted EBITDA(1) of $174.2 million in 2Q20.
•Produced 54.1 MBoepd in 2Q20 with oil volumes at 36.4 MBopd.
•E&P CapEx(2) was $36.9 million for 2Q20.
•LOE per Boe decreased 12% to $6.01 per Boe in 2Q20 as compared to $6.83 per Boe in 1Q20.
•Crude oil differentials were solid over 2Q20, averaging $2.90 off of NYMEX WTI.
•E&P pre-tax loss was $116.4 million and E&P Free Cash Flow(1) was $92.7 million in 2Q20.
•Midstream pre-tax income including non-controlling interests was $25.3 million and Midstream Adjusted EBITDA(1) was $44.2 million in 2Q20. Oasis Midstream Partners LP (NASDAQ: OMP) declared a distribution of $0.54 per unit, unchanged from 1Q20.
•Continued to achieve industry-leading gas capture of approximately 96% across the entire Williston position and approximately 93% in the Delaware position.
Updated 2020 Outlook
•Expecting 2H20 E&P CapEx(2) of $60 million to $75 million. Full year 2020 E&P CapEx of $248 million to $263 million is 54-58% below original February 2020 guidance and towards the low-end of the CapEx range provided in May 2020.
•Volumes have steadily increased from trough levels observed in May 2020. 3Q20 and 4Q20 oil volumes are expected to approximate 40-42 MBopd, approximately 13% above 2Q20 levels based on current market conditions.
•Expecting to generate free cash flow at strip NYMEX WTI prices based on the Company’s revised 2020 plan.
•2H20 hedged volumes of 25 MBopd drive mark-to-market value of $85 million as of June 30, 2020.
•Midstream CapEx is expected to range between $5 million to $10 million in 2H20. Full year 2020 midstream CapEx of $36 million to $40 million is more than 60% below original February 2020 guidance. Approximately 25% of 2020 midstream CapEx is attributed to Oasis. See the Oasis Midstream Partners LP (“OMP”) press release issued on August 5, 2020 for more details.
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for definitions of all non-GAAP financial measures included herein and reconciliations to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
(2) E&P CapEx includes administrative capital and excludes capitalized interest, midstream CapEx and acquisitions for both 2Q20 actual and plan.
Chairman and Chief Executive Officer, Thomas B. Nusz, commented, “Oasis executed well through an exceptionally tumultuous period. The Oasis team responded swiftly and effectively, powering down activity in an orderly manner, significantly lowering operating cost structure and capital while maintaining the integrity of our infrastructure to enhance flexibility for the future. The team was successful in keeping per unit lease operating expense low despite significant shut-ins reflecting meticulous cost management, including a carefully planned curtailment process, pricing concessions, labor optimization, and deferring workovers. Strip pricing has improved materially, but Oasis will maintain a prudent approach to future activity. Capital efficiency improvements and a significantly lower cost structure will improve economics for future development. Additionally, cash generation and free cash flow benefit from a robust hedge position and our midstream ownership which continues to support industry leading gas capture. As always, we remain focused on the health and safety of our employees, contractors, and communities.”

Select Financial Metrics
The following table presents select financial data for the period presented:

Metric	2Q20
Differential to NYMEX WTI ($ per Bbl)	$2.90
Natural gas realized price (as a % of NYMEX Henry Hub)	76%
Lease operating expenses ($ per Boe)	$6.01
MT&G ($ per Boe)	$4.83
Cash MT&G ($ per Boe)(1)	$4.58
G&A ($ in millions)	$37.4
E&P Cash G&A ($ in millions)(1)	$28.8
Production taxes (as a % of oil and gas revenues)	7.2%
___________________
(1)Cash MT&G and E&P Cash G&A represent non-GAAP financial measures. See “Non-GAAP Financial Measures” below for further information and reconciliations to the most directly comparable financial measures under GAAP.

The following table presents select operational and financial data for the periods presented:

	2Q20	1Q20	2Q19
Production data:
Crude oil (Bopd)	36,427	54,103	61,224
Natural gas (Mcfpd)	106,104	155,776	139,380
Total production (Boepd)	54,111	80,066	84,454
Percent crude oil	67.3%	67.6%	72.5%
Average sales prices:
Crude oil, without derivative settlements ($ per Bbl)	$24.45	$43.22	$58.87
Differential to NYMEX WTI ($ per Bbl)	2.90	3.19	0.96
Crude oil, with derivative settlements ($ per Bbl)(1)(2)	58.78	44.24	56.79
Crude oil derivative settlements - net cash receipts (payments) ($ in millions)(2)(3)	113.8	5.0	(11.6)
Natural gas, without derivative settlements ($ per Mcf)(4)	1.32	1.86	2.29
Natural gas, with derivative settlements ($ per Mcf)(1)(4)	1.32	1.86	2.43
Natural gas derivative settlements - net cash receipts ($ in millions)(3)	—	—	1.8
Selected financial data ($ in millions):
Revenues:
Crude oil revenues	$81.1	$212.8	$328.0
Natural gas revenues	12.8	26.3	29.0
Purchased oil and gas sales	37.4	86.3	109.4
Midstream revenues	34.8	56.4	51.6
Other services revenues	0.4	6.0	11.4
Total revenues	$166.5	$387.8	$529.4
Net cash provided by (used in) operating activities	$(47.9)	$107.8	$214.0
Adjusted EBITDA(5)	$174.2	$167.0	$249.6
Select operating expenses:
Lease operating expenses	$29.6	$49.8	$56.2
Midstream expenses	8.2	13.1	17.4
Other services expenses	0.7	4.9	8.5
MT&G, including non-cash valuation charges	23.8	29.5	28.5
Non-cash valuation charges	1.2	0.2	0.1
Purchased oil and gas expenses	33.2	85.2	109.7
Production taxes	6.8	19.3	28.1
Depreciation, depletion and amortization	33.1	203.8	177.4
Impairment	2.3	4,823.7	—
Total select operating expenses	$137.7	$5,229.3	$425.8
Select operating expenses data:
Lease operating expense ($ per Boe)	$6.01	$6.83	$7.32
MT&G ($ per Boe)	4.83	4.04	3.71
Cash MT&G ($ per Boe)(5)	4.58	4.01	3.69
DD&A ($ per Boe)	6.73	27.97	23.08
G&A ($ per Boe)	7.60	4.28	4.02
E&P Cash G&A ($ per Boe)(5)	5.84	2.29	2.24
Production taxes (as a % of oil and gas revenues)	7.2%	8.1%	7.9%
___________________

(1)Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes.
(2)The average crude oil sales price, with derivative settlements, and crude oil derivative settlements for 2Q20 exclude $25.3 million of cash proceeds received during 2Q20 for certain crude oil three-way costless collar contracts liquidated prior to the expiration of their contractual maturities.
(3)Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.
(4)Natural gas prices include the value for natural gas and natural gas liquids.
(5)Adjusted EBITDA, Cash MT&G and E&P Cash G&A represent non-GAAP financial measures. See “Non-GAAP Financial Measures” below for further information and reconciliations to the most directly comparable financial measures under GAAP.
G&A totaled $37.4 million in 2Q20, $30.9 million in 2Q19 and $31.2 million in 1Q20. Amortization of equity-based compensation, which is included in G&A, was $4.9 million, or $0.99 per barrel of oil equivalent (“Boe”), in 2Q20 as compared to $8.9 million, or $1.16 per Boe, in 2Q19 and $6.8 million, or $0.93 per Boe, in 1Q20. G&A for the Company’s E&P segment, excluding G&A expenses attributable to other services, totaled $33.5 million in 2Q20, $25.8 million in 2Q19 and $23.3 million in 1Q20. E&P Cash G&A (non-GAAP) expenses, excluding G&A expenses attributable to other services, non-cash equity-based compensation expenses and other non-cash charges, were $5.84 per Boe in 2Q20, $2.24 per Boe in 2Q19 and $2.29 per Boe for 1Q20. For a definition of E&P Cash G&A expenses and a reconciliation of G&A expenses to E&P Cash G&A, see “Non-GAAP Financial Measures” below.
Impairment expense was $2.3 million in 2Q20 as compared to $4.8 billion in 1Q20. In 2Q20, the Company recorded impairment charges of $1.0 million on its equipment and materials inventory, $0.8 million on its unproved oil and gas properties and $0.6 million on its prepaid midstream equipment. In 1Q20, the Company recorded impairment charges of $4.4 billion on its proved oil and gas properties in the Williston Basin and the Delaware Basin, $291.3 million on its unproved oil and gas properties, $108.3 million on its midstream assets and $15.8 million on its well services assets.
Interest expense was $44.4 million in 2Q20 as compared to $43.2 million in 2Q19 and $95.8 million in 1Q20. Capitalized interest totaled $1.8 million in 2Q20, $3.6 million in 2Q19 and $2.3 million in 1Q20. Cash Interest (non-GAAP) totaled $39.0 million in 2Q20, $42.0 million in 2Q19 and $93.5 million in 1Q20. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.
In 2Q20, the Company recorded an income tax benefit of $2.6 million, resulting in a 2.7% effective tax rate as a percentage of its pre-tax loss for the quarter. In 1Q20, the Company recorded an income tax benefit of $254.7 million, resulting in a 5.6% effective tax rate as a percentage of its pre-tax loss for the quarter.
In 2Q20, the Company reported a net loss of $92.9 million, or $0.29 per diluted share, as compared to net income of $42.8 million, or $0.14 per diluted share, in 2Q19. Excluding certain non-cash items and their tax effect, Adjusted Net Income Attributable to Oasis (non-GAAP) was $73.5 million, or $0.23 per diluted share, in 2Q20, as compared to Adjusted Net Income Attributable to Oasis of $11.0 million, or $0.03 per diluted share, in 2Q19. Adjusted EBITDA (non-GAAP) in 2Q20 was $174.2 million, which included $25.3 million for derivatives monetized in 2Q20, as compared to Adjusted EBITDA of $249.6 million in 2Q19. For definitions of Adjusted Net Income (Loss) Attributable to Oasis and Adjusted EBITDA and reconciliations to the most directly comparable financial measures under GAAP, see “Non-GAAP Financial Measures” below.

Capital Expenditures and Completions
The following table presents the Company’s total capital expenditures (“CapEx”) by category for the periods presented:

	1Q20	2Q20	YTD - 2Q20

	(In millions)
CapEx:
E&P	$151.1	$36.6	$187.7
Other(1)	2.5	2.1	4.6
Total CapEx before midstream	153.6	38.7	192.3
Midstream(2)	25.2	2.8	28.0
Total CapEx(3)	$178.8	$41.5	$220.3
___________________
(1)Other CapEx includes administrative capital of $0.2 million and $0.3 million for 1Q20 and 2Q20, respectively, and capitalized interest of $2.3 million and $1.8 million for 1Q20 and 2Q20, respectively.
(2)Midstream CapEx attributable to OMP was $17.2 million and $2.3 million for 1Q20 and 2Q20, respectively.
(3)Total CapEx reflected in the table above differs from the amounts shown in the statements of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for CapEx, while the amounts presented in the statements of cash flows is presented on a cash basis.
Oasis completed 3 gross (1.9 net) operated wells in the Williston Basin and 6 gross (5.0 net) operated wells in the Delaware Basin.
Liquidity and Balance Sheet
As of June 30, 2020, Oasis had cash and cash equivalents of $77.4 million, total elected commitments under its revolving credit facility (the “Oasis Credit Facility”) of $612.5 million and total elected commitments under the revolving credit facility among OMP, as parent, OMP Operating LLC, a subsidiary of OMP, as borrower, Wells Fargo Bank, N.A., as administrative agent and the lenders party thereto (the “OMP Credit Facility”) of $575.0 million. In addition, Oasis had $502.0 million of borrowings and $71.6 million of outstanding letters of credit issued under the Oasis Credit Facility and $487.5 million of borrowings and a de minimis outstanding letter of credit issued under the OMP Credit Facility.

Hedging Activity
The Company’s crude oil contracts will settle monthly based on the average NYMEX West Texas Intermediate crude oil index price (“NYMEX WTI”) for fixed price swaps and two-way and three-way costless collars. During 2Q20, the Company liquidated certain NYMEX WTI three-way costless collars for $25.3 million. As of August 5, 2020, the Company had the following outstanding commodity derivative contracts:

Six Months Ending
December 31, 2020
Crude Oil (Volume in MBopd)
Fixed Price Swaps
Volume	11.0
Price ($ per Bbl)	$56.27
Two-Way Collars
Volume	8.0
Floor ($ per Bbl)	$51.38
Ceiling ($ per Bbl)	$59.33
Three-Way Collars
Volume	6.0
Sub-Floor ($ per Bbl)	$40.00
Floor ($ per Bbl)	$53.29
Ceiling ($ per Bbl)	$62.71
Total Crude Oil Volume	25.0
The June 2020 crude oil derivative contracts settled at a net $22.5 million, which was received in July 2020 and will be included in the Company’s 3Q20 derivative settlements.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and conference call:

Date:	Wednesday, August 5, 2020
Time:	10:00 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/36096
Or:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	6024862
Website:	www.oasispetroleum.com
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Wednesday, August 12, 2020 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10146766
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release, as well as the impact of the novel coronavirus 2019 (“COVID-19”) pandemic on the Company’s operations. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil and natural gas prices, developments in the global economy, particularly the public health crisis related to the COVID-19 pandemic and the adverse impact thereof on demand for crude oil and natural gas, the outcome of government policies and actions, including actions taken to address the COVID-19 pandemic and to maintain the functioning of national and global economies and markets, the impact of Company actions to protect the health and safety of employees, vendors, customers, and communities, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the ability to realize the anticipated benefits from the previously announced assignment by Oasis of Delaware Basin midstream assets to OMP, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the U.S. Securities and Exchange Commission. Additionally, the actions of foreign oil producers (most notably Saudi Arabia and Russia) to increase crude oil production, the unprecedented nature of the current economic downturn, the COVID-19 pandemic and the related decline of the crude oil exploration and production industry may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company’s business and financial condition. Because considerable uncertainty exists with respect to foreign oil production and the future pace and extent of a global economic recovery from the effects of the COVID-19 pandemic, the Company cannot predict whether or when crude oil production and economic activities will return to normalized levels.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of onshore, unconventional crude oil and natural gas resources in the United States. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2020	December 31, 2019

	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$77,408	$20,019
Accounts receivable, net	201,514	371,181
Inventory	36,920	35,259
Prepaid expenses	15,901	10,011
Derivative instruments	85,425	535
Other current assets	1,667	346
Total current assets	418,835	437,351
Property, plant and equipment
Oil and gas properties (successful efforts method)	9,358,710	9,463,038
Other property and equipment	1,314,870	1,279,653
Less: accumulated depreciation, depletion, amortization and impairment	(8,521,390)	(3,764,915)
Total property, plant and equipment, net	2,152,190	6,977,776
Assets held for sale, net	1,380	21,628
Derivative instruments	—	639
Long-term inventory	14,173	13,924
Operating right-of-use assets	15,232	18,497
Other assets	23,816	29,438
Total assets	$2,625,626	$7,499,253

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$5,131	$17,948
Revenues and production taxes payable	110,791	233,090
Accrued liabilities	143,263	281,079
Accrued interest payable	92,963	37,388
Derivative instruments	—	19,695
Advances from joint interest partners	4,284	4,598
Current operating lease liabilities	3,435	6,182
Other current liabilities	1,486	2,903
Total current liabilities	361,353	602,883
Long-term debt	2,761,673	2,711,573
Deferred income taxes	10,042	267,357
Asset retirement obligations	58,294	56,305
Derivative instruments	—	120
Operating lease liabilities	17,109	17,915
Other liabilities	7,066	6,019
Total liabilities	3,215,537	3,662,172
Commitments and contingencies
Stockholders’ equity (deficit)
Common stock, $0.01 par value: 900,000,000 shares authorized; 325,144,949 shares issued and 320,984,071 shares outstanding at June 30, 2020 and 324,198,057 shares issued and 321,231,319 shares outstanding at December 31, 2019	4,239	3,189
Treasury stock, at cost: 4,160,878 and 2,966,738 shares at June 30, 2020 and December 31, 2019, respectively	(36,507)	(33,881)
Additional paid-in capital	3,122,912	3,112,384
Retained earnings (accumulated deficit)	(3,849,768)	554,446
Oasis share of stockholders’ equity (deficit)	(759,124)	3,636,138
Non-controlling interests	169,213	200,943
Total stockholders’ equity (deficit)	(589,911)	3,837,081
Total liabilities and stockholders’ equity (deficit)	$2,625,626	$7,499,253

Oasis Petroleum Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(In thousands, except per share data)
Revenues
Oil and gas revenues	$93,830	$357,004	$332,958	$725,786
Purchased oil and gas sales	37,352	109,389	123,630	257,860
Midstream revenues	34,774	51,573	91,185	99,594
Other services revenues	396	11,439	6,377	21,897
Total revenues	166,352	529,405	554,150	1,105,137
Operating expenses
Lease operating expenses	29,608	56,228	79,377	114,672
Midstream expenses	8,161	17,368	21,245	34,097
Other services expenses	729	8,474	5,660	15,444
Marketing, transportation and gathering expenses	23,765	28,488	53,229	63,438
Purchased oil and gas expenses	33,180	109,662	118,383	259,566
Production taxes	6,764	28,142	26,090	57,760
Depreciation, depletion and amortization	33,130	177,358	236,885	367,191
Exploration expenses	1,430	887	2,598	1,717
Impairment	2,319	24	4,825,997	653
General and administrative expenses	37,443	30,926	68,617	65,385
Total operating expenses	176,529	457,557	5,438,081	979,923
Gain (loss) on sale of properties	(1,047)	(276)	10,179	(3,198)
Operating income (loss)	(11,224)	71,572	(4,873,752)	122,016
Other income (expense)
Net gain (loss) on derivative instruments	(37,187)	34,749	248,135	(82,862)
Interest expense, net of capitalized interest	(44,388)	(43,186)	(140,145)	(87,654)
Gain on extinguishment of debt	—	—	83,887	—
Other income	837	279	900	233
Total other income (expense), net	(80,738)	(8,158)	192,777	(170,283)
Income (loss) before income taxes	(91,962)	63,414	(4,680,975)	(48,267)
Income tax benefit (expense)	2,613	(12,240)	257,351	(8,537)
Net income (loss) including non-controlling interests	(89,349)	51,174	(4,423,624)	(56,804)
Less: Net income (loss) attributable to non-controlling interests	3,594	8,417	(19,820)	15,321
Net income (loss) attributable to Oasis	$(92,943)	$42,757	$(4,403,804)	$(72,125)
Earnings (loss) attributable to Oasis per share:
Basic	$(0.29)	$0.14	$(13.90)	$(0.23)
Diluted	(0.29)	0.14	(13.90)	(0.23)
Weighted average shares outstanding:
Basic	317,629	314,982	316,899	314,724
Diluted	317,629	314,982	316,899	314,724

Oasis Petroleum Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2020	2019

	(In thousands)
Cash flows from operating activities:
Net loss including non-controlling interests	$(4,423,624)	$(56,804)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	236,885	367,191
Gain on extinguishment of debt	(83,887)	—
(Gain) loss on sale of properties	(10,179)	3,198
Impairment	4,825,997	653
Deferred income taxes	(257,315)	8,617
Derivative instruments	(248,135)	82,862
Equity-based compensation expenses	11,697	17,924
Deferred financing costs amortization and other	16,755	12,245
Working capital and other changes:
Change in accounts receivable, net	167,871	(12,914)
Change in inventory	(8,739)	3,029
Change in prepaid expenses	(7,465)	3,918
Change in accounts payable, interest payable and accrued liabilities	(156,668)	(36,514)
Change in other assets and liabilities, net	(3,298)	(4,473)
Net cash provided by operating activities	59,895	388,932
Cash flows from investing activities:
Capital expenditures	(270,283)	(525,501)
Acquisitions	—	(5,781)
Proceeds from sale of properties	13,780	—
Derivative settlements	144,069	3,629
Net cash used in investing activities	(112,434)	(527,653)
Cash flows from financing activities:
Proceeds from revolving credit facilities	577,000	1,178,000
Principal payments on revolving credit facilities	(383,000)	(1,025,000)
Repurchase of senior unsecured notes	(68,040)	—
Deferred financing costs	(102)	(482)
Purchases of treasury stock	(2,626)	(4,305)
Distributions to non-controlling interests	(12,042)	(10,093)
Payments on finance lease liabilities	(1,262)	(941)
Other	—	(390)
Net cash provided by financing activities	109,928	136,789
Increase (decrease) in cash and cash equivalents	57,389	(1,932)
Cash and cash equivalents:
Beginning of period	20,019	22,190
End of period	$77,408	$20,258
Supplemental non-cash transactions:
Change in accrued capital expenditures	$(60,655)	$(30,598)
Change in asset retirement obligations	2,039	3,840

Non-GAAP Financial Measures
Cash MT&G Reconciliation
Cash MT&G is defined as the total marketing, transportation and gathering expenses less non-cash valuation charges on pipeline imbalances. Cash MT&G is not a measure of marketing, transportation and gathering expenses as determined by GAAP. Management believes that the presentation of Cash MT&G provides useful additional information to investors and analysts to assess the cash costs incurred to get its commodities to market without regard for the change in value of its pipeline imbalances, which vary monthly based on commodity prices. The following table presents a reconciliation of the GAAP financial measure of marketing, transportation and gathering expenses to the non-GAAP financial measure of Cash MT&G for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(In thousands)
Marketing, transportation and gathering expenses	$23,765	$28,488	$53,229	$63,438
Pipeline imbalances	(1,222)	(120)	(1,467)	(2,395)
Cash MT&G	$22,543	$28,368	$51,762	$61,043
E&P Cash G&A Reconciliation
E&P Cash G&A is defined as the general and administrative expenses less non-cash equity-based compensation expenses, other non-cash charges and G&A expenses attributable to other services, including midstream and other services, such as equipment rentals and well services. E&P Cash G&A is not a measure of general and administrative expenses as determined by GAAP. Management believes that the presentation of E&P Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to equity-based compensation programs, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of general and administrative expenses to the non-GAAP financial measure of E&P Cash G&A for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(In thousands)
General and administrative expenses	$37,443	$30,926	$68,617	$65,385
Equity-based compensation expenses	(4,738)	(8,522)	(11,359)	(17,102)
G&A expenses attributable to midstream and other services(1)	(3,923)	(5,165)	(11,811)	(12,097)
E&P Cash G&A	$28,782	$17,239	$45,447	$36,186
___________________
(1)For the six months ended June 30, 2020, G&A expenses attributable to other services include severance expenses of $0.8 million as a result of the Company’s exit from the well services business in the first quarter of 2020.
Cash Interest and E&P Cash Interest Reconciliations
Cash Interest is defined as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense, and E&P Cash Interest is defined as total Cash Interest less Cash Interest attributable to OMP. Cash Interest and E&P Cash Interest are not measures of interest expense as determined by GAAP. Management believes that the presentation of E&P Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on its debt to finance its E&P activities, excluding non-cash amortization, and its ability to maintain compliance with its debt covenants.

The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measures of Cash Interest and E&P Cash Interest for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020(1)(2)	2019	2020(1)(2)	2019

	(In thousands)
Interest expense	$44,388	$43,186	$140,145	$87,654
Capitalized interest	1,776	3,645	4,063	6,463
Amortization of deferred financing costs	(4,448)	(1,823)	(6,147)	(3,593)
Amortization of debt discount	(2,696)	(3,006)	(5,535)	(5,890)
Cash Interest	39,020	42,002	132,526	84,634
Cash Interest attributable to OMP	(4,980)	(4,133)	(35,212)	(7,723)
E&P Cash Interest	$34,040	$37,869	$97,314	$76,911
___________________
(1)For the three and six months ended June 30, 2020, interest expense, Cash Interest and E&P Cash Interest include additional interest charges of $1.0 million and $30.3 million, respectively, per the Fourth Amendment of the Oasis Credit Facility. The Fourth Amendment provides for forbearance of such additional interest until the earlier to occur of (i) October 24, 2020 and (ii) an event of default.
(2)For the three and six months ended June 30, 2020, interest expense and Cash Interest include additional interest charges of $2.1 million and $28.0 million, respectively, for the OMP Credit Facility. The Limited Waiver provides for forbearance of such additional interest until the earlier to occur of (i) November 10, 2020 and (ii) an Event of Default.
Adjusted EBITDA Reconciliation
The Company defines Adjusted EBITDA as earnings (loss) before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. Adjusted EBITDA is not a measure of net income (loss) or cash flows as determined by GAAP. Management believes that the presentation of Adjusted EBITDA provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance and ability to generate cash from its business operations without regard to its financing methods or capital structure coupled with its ability to maintain compliance with its debt covenants.

The following table presents reconciliations of the GAAP financial measures of net income (loss) including non-controlling interests and net cash provided by operating activities to the non-GAAP financial measure of Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(In thousands)
Net income (loss) including non-controlling interests	$(89,349)	$51,174	$(4,423,624)	$(56,804)
(Gain) loss on sale of properties	1,047	276	(10,179)	3,198
Gain on extinguishment of debt	—	—	(83,887)	—
Net (gain) loss on derivative instruments	37,187	(34,749)	(248,135)	82,862
Derivative settlements(1)	139,049	(9,817)	144,069	3,629
Interest expense, net of capitalized interest	44,388	43,186	140,145	87,654
Depreciation, depletion and amortization	33,130	177,358	236,885	367,191
Impairment	2,319	24	4,825,997	653
Exploration expenses	1,430	887	2,598	1,717
Equity-based compensation expenses	4,890	8,911	11,697	17,924
Income tax (benefit) expense	(2,613)	12,240	(257,351)	8,537
Other non-cash adjustments	2,765	120	3,010	2,395
Adjusted EBITDA	174,243	249,610	341,225	518,956
Adjusted EBITDA attributable to non-controlling interests	8,379	11,693	23,438	21,896
Adjusted EBITDA attributable to Oasis	$165,864	$237,917	$317,787	$497,060

Net cash provided by (used in) operating activities	$(47,880)	$214,006	$59,895	$388,932
Derivative settlements(1)	139,049	(9,817)	144,069	3,629
Interest expense, net of capitalized interest	44,388	43,186	140,145	87,654
Exploration expenses	1,430	887	2,598	1,717
Deferred financing costs amortization and other	(10,567)	(5,315)	(16,755)	(12,245)
Current tax (benefit) expense	25	76	(36)	(80)
Changes in working capital	45,033	6,467	8,299	46,954
Other non-cash adjustments	2,765	120	3,010	2,395
Adjusted EBITDA	174,243	249,610	341,225	518,956
Adjusted EBITDA attributable to non-controlling interests	8,379	11,693	23,438	21,896
Adjusted EBITDA attributable to Oasis	$165,864	$237,917	$317,787	$497,060
___________________
(1)Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.
Segment Adjusted EBITDA and E&P Free Cash Flow Reconciliations
The Company defines E&P Free Cash Flow as Adjusted EBITDA for its exploration and production segment plus distributions to Oasis for its ownership of (i) OMP limited partner units, (ii) a controlling interest in OMP’s general partner, OMP GP LLC, and (iii) retained interests in Bobcat DevCo LLC and Beartooth DevCo LLC; less E&P Cash Interest, capital expenditures for E&P and other, excluding capitalized interest, and midstream capital expenditures attributable to its retained interests in Bobcat DevCo LLC and Beartooth DevCo LLC. E&P Free Cash Flow is not a measure of net income (loss) or cash flows as determined by GAAP. Management believes that the presentation of E&P Free Cash Flow provides useful additional information to investors and analysts for assessing the financial performance of its E&P business as compared to its peers and its ability to generate cash from its E&P operations and midstream ownership interests after interest and capital spending. In addition, E&P Free Cash Flow excludes changes in operating assets and liabilities that relate to the timing of cash receipts and disbursements, which the Company may not control, and changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.
The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes including non-controlling interests to the non-GAAP financial measure of Adjusted EBITDA for the Company’s two reportable business segments and to the non-GAAP financial measure of E&P Free Cash Flow for its exploration and production segment for the periods presented:

Exploration and Production(1)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(In thousands)
Income (loss) before income taxes including non-controlling interests	$(116,366)	$15,499	$(4,629,623)	$(140,540)
(Gain) loss on sale of properties	1,047	276	(10,179)	3,198
Gain on extinguishment of debt	—	—	(83,887)	—
Net (gain) loss on derivative instruments	37,187	(34,749)	(248,135)	82,862
Derivative settlements(2)	139,049	(9,817)	144,069	3,629
Interest expense, net of capitalized interest	39,202	38,977	104,702	79,697
Depreciation, depletion and amortization	25,676	173,680	224,330	359,692
Impairment	920	24	4,716,314	653
Exploration expenses	1,430	887	2,598	1,717
Equity-based compensation expenses	4,811	8,681	11,407	17,436
Other non-cash adjustments	2,765	120	3,010	2,395
Adjusted EBITDA	135,721	193,578	234,606	410,739
Distributions to Oasis from OMP and DevCo interests(3)	28,177	36,644	67,949	71,673
E&P Cash Interest(4)	(34,040)	(37,869)	(97,314)	(76,911)
E&P and other capital expenditures	(38,655)	(212,240)	(192,284)	(381,926)
Midstream capital expenditures attributable to DevCo interests	(272)	(5,881)	(7,713)	(11,136)
Capitalized interest	1,776	3,645	4,063	6,463
E&P Free Cash Flow(4)	$92,707	$(22,123)	$9,307	$18,902
___________________
(1)In the first quarter of 2020, the Company exited the well services business. Because the well services business will not continue to be a separate reportable business segment going forward, it is included in the E&P business segment in the table above. Prior period amounts have been restated to reflect the change in reportable segments.
(2)Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.
(3)Represents distributions to Oasis for the Company’s ownership of (i) OMP limited partner units, (ii) a controlling interest in OMP’s general partner, OMP GP LLC, and (iii) retained interests in Bobcat DevCo LLC and Beartooth DevCo LLC.
(4)For the three and six months ended June 30, 2020, E&P Cash Interest and E&P Free Cash Flow include the impact of additional interest charges of $1.0 million and $30.3 million, respectively, per the Fourth Amendment of the Oasis Credit Facility. The Fourth Amendment provides for forbearance of such additional interest until the earlier to occur of (i) October 24, 2020 and (ii) an event of default.

Midstream
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(In thousands)
Income (loss) before income taxes including non-controlling interests	$25,347	$51,016	$(47,362)	$97,074
Interest expense, net of capitalized interest	5,186	4,209	35,443	7,957
Depreciation, depletion and amortization	12,023	8,893	22,426	18,080
Impairment	1,399	—	109,683	—
Equity-based compensation expenses	203	515	631	980
Adjusted EBITDA	$44,158	$64,633	$120,821	$124,091

Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share Reconciliations
Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) Attributable to Oasis as net income (loss) after adjusting first for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash charges, or non-recurring items, (2) the impact of net income (loss) attributable to non-controlling interests and (3) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) Attributable to Oasis is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share as Adjusted Net Income (Loss) Attributable to Oasis divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) attributable to Oasis to the non-GAAP financial measure of Adjusted Net Income (Loss) Attributable to Oasis and the GAAP financial measure of diluted earnings (loss) attributable to Oasis per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(In thousands, except per share data)
Net income (loss) attributable to Oasis	$(92,943)	$42,757	$(4,403,804)	$(72,125)
(Gain) loss on sale of properties	1,047	276	(10,179)	3,198
Gain on extinguishment of debt	—	—	(83,887)	—
Net (gain) loss on derivative instruments	37,187	(34,749)	(248,135)	82,862
Derivative settlements(1)	139,049	(9,817)	144,069	3,629
Impairment(2)	2,275	24	4,799,805	653
Additional interest charges(3)(4)	3,037	—	58,300	—
Amortization of deferred financing costs(5)	4,360	1,823	5,971	3,593
Amortization of debt discount	2,696	3,006	5,535	5,890
Other non-cash adjustments	2,765	120	3,010	2,395
Tax impact(6)	(48,928)	7,565	(1,108,867)	14,273
Deferred tax asset valuation allowance adjustment(7)	22,934	—	850,436	—
Adjusted Net Income Attributable to Oasis	$73,479	$11,005	$12,254	$44,368

Diluted earnings (loss) attributable to Oasis per share	$(0.29)	$0.14	$(13.90)	$(0.23)
Adjustment to diluted weighted average shares outstanding(8)	—	—	0.06	—
(Gain) loss on sale of properties	—	—	(0.03)	0.01
Gain on extinguishment of debt	—	—	(0.26)	—
Net (gain) loss on derivative instruments	0.12	(0.11)	(0.78)	0.26
Derivative settlements(1)	0.44	(0.03)	0.45	0.01
Impairment(2)	0.01	—	15.09	—
Additional interest charges(3)(4)	0.01	—	0.18	—
Amortization of deferred financing costs(5)	0.01	0.01	0.02	0.01
Amortization of debt discount	0.01	0.01	0.02	0.02
Other non-cash adjustments	0.01	—	0.01	0.01
Tax impact(6)	(0.16)	0.01	(3.49)	0.05
Deferred tax asset valuation allowance adjustment(7)	0.07	—	2.67	—
Adjusted Diluted Earnings Attributable to Oasis Per Share	$0.23	$0.03	$0.04	$0.14

Diluted weighted average shares outstanding(8)	318,112	314,982	318,092	316,081

Effective tax rate applicable to adjustment items(6)	25.4%	19.2%	23.7%	(14.0)%
___________________
(1)Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.
(2)For the three and six months ended June 30, 2020, OMP recorded an impairment expense of $0.2 million and $102.0 million, respectively, which is included in the Company’s unaudited condensed consolidated financial statements. The portion of OMP impairment expense attributable to non-controlling interests of $0.1 million and $26.2 million is excluded from impairment expense in the table above for the three and six months ended June 30, 2020, respectively.
(3)For the three and six months ended June 30, 2020, the Company accrued additional interest charges of $1.0 million and $30.3 million, respectively, per the Fourth Amendment of the Oasis Credit Facility. The Fourth Amendment provides for forbearance of such additional interest until the earlier to occur of (i) October 24, 2020 and (ii) an event of default.
(4)For the three and six months ended June 30, 2020, the Company accrued additional interest charges of $2.1 million and $28.0 million, respectively, for the OMP Credit Facility. The Limited Waiver provides for forbearance of such additional interest until the earlier to occur of (i) November 10, 2020 and (ii) an Event of Default.
(5)The portion of amortization of deferred financing costs attributable to non-controlling interests of $0.1 million and $0.2 million is excluded from amortization of deferred financing costs in the table above for the three and six months ended June 30, 2020, respectively.
(6)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.
(7)Deferred tax asset valuation allowance is adjusted to reflect the tax impact of the other adjustments using an assumed effective tax rate that excludes the impact of the valuation allowance.
(8)The Company included the dilutive effect of unvested stock awards of 483,000, 1,193,000 and 1,357,000 for the three and six months ended June 30, 2020 and for the six months ended June 30, 2019, respectively, in computing Adjusted Diluted Earnings Attributable to Oasis Per Share, which were excluded from the GAAP calculation of diluted loss attributable to Oasis per share due to the anti-dilutive effect.